EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 25, 2009, relating to the consolidated financial statements and financial schedule of China Natural Resources, Inc. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph describing that the Company has significant transactions and relationships with affiliated companies and an explanatory paragraph stating that in January 2009, the Company acquired all of the issued and outstanding capital stock of Newhold Investments Limited), and the effectiveness of China Natural Resources, Inc.’s internal control over financial reporting, which appears on page F-3 in the 2008 Annual Report on Form 20-F of China Natural Resources, Inc. and subsidiaries for the year ended December 31, 2008, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP Horwath, P.C.

Denver, Colorado

December 14, 2009